UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 26, 2022

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34856 (Commission File Number)	36-4673192 (IRS employer identification number)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 26, 2022, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within the Company’s Proxy Statement, dated April 11, 2022, as amended by Amendment No. 1 to Schedule 14A, dated May 10, 2022.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non- Votes
William Ackman	32,210,959	3,316,786	11,911	2,955,571
Adam Flatto	33,688,775	1,839,540	11,341	2,955,571
Beth Kaplan	31,216,343	4,313,831	9,482	2,955,571
Allen Model	33,999,591	1,530,426	9,639	2,955,571
David O’Reilly	34,699,405	832,557	7,694	2,955,571
R. Scot Sellers	33,663,207	1,866,825	9,624	2,955,571
Seven Shepsman	33,685,726	1,842,556	11,374	2,955,571
Mary Ann Tighe	33,874,361	1,654,250	11,045	2,955,571
Anthony Williams	34,557,346	971,094	11,216	2,955,571

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes
An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers	34,409,745	1,064,599	65,312	2,955,571

Proposal	For	Against	Abstentions
A vote to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2022	38,431,238	42,523	21,466

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2022

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
	Name:	Peter F. Riley
	Title:	Senior Executive Vice President, General Counsel & Secretary